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As filed with the Securities and Exchange Commission on December 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ZEBRA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675536
(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification Number)

333 Corporate Woods Parkway, Vernon Hills, Illinois 60061-3109, (847) 634-6700
(Address of Principal Executive Offices including Zip Code)

Zebra Technologies Corporation Profit Sharing and Savings Plan
Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan
Zebra Technologies Corporation 2001 Stock Purchase Plan
Zebra Technologies Corporation 1997 Non-Employee Director Stock Option Plan
(Full title of plans)

Edward L. Kaplan
333 Corporate Woods Parkway, Vernon Hills, Illinois 60061-3109, (847) 634-6700
(Name, address and telephone number of agent for service)

Copies to:

MATTHEW S. BROWN, ESQ.
MARK D. WOOD, ESQ.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee

Class A Common Stock, $0.01 par value(5)	812,000 shares	$55.50	$45,066,000	$4,147

(1)
This registration statement also covers an indeterminate number of additional shares of Class A Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933.

(2)
Of these shares, 75,000 are being registered for sale under the Zebra Technologies Corporation Profit Sharing and Savings Plan (consisting of shares to be acquired in open market purchases), 160,000 are being registered for sale under the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan, 500,000 are being registered for sale under the Zebra Technologies Corporation 2001 Stock Purchase Plan, and 77,000 are being registered for sale under the Zebra Technologies Corporation 1997 Non-Employee Director Stock Option Plan.

(3)
In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Zebra Technologies Corporation Profit Sharing and Savings Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, based upon the average of the high and low sales prices of Zebra Technologies Corporation Class A Common Stock as reported on the NASDAQ National Market on December 19, 2002.

(5)
Includes associated Class A Preferred Stock Purchase Rights to purchase 1/10,000 of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share, of Zebra Technologies Corporation that are attached to, and trade with, the Class A Common Stock. The value attributable to such Class A Rights, if any, is reflected in the market price of the Class A Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be included in documents that will be sent or given to participants in the Zebra Technologies Corporation Profit Sharing and Savings Plan, 2002 Non-Employee Director Stock Option Plan, 2001 Stock Purchase Plan and 1997 Non-Employee Director Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. That information is not being filed with the SEC in accordance with the rules and regulations of the SEC.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents previously filed with the SEC by Zebra Technologies Corporation (the "Company") and the Zebra Technologies Corporation Profit Sharing and Savings Plan (the "Profit Sharing Plan") are incorporated by reference into the Registration Statement:

  1.
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

  2.
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 30, 2002, June 29, 2002 and September 28, 2002;

  3.
  The Company's Current Reports on Form 8-K dated March 13, 2002 and March 27, 2002;

  4.
  The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 15, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments thereto and reports filed for the purpose of updating such description;

  5.
  The description of the Class A Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Securities Exchange Commission on March 15, 2002 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description; and

  6.
  The Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 2001.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Article Nine of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that the Company shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (2) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the

Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

        In addition, Article Eight of the Company's Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derives an improper personal benefit.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

        The Company has an insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

4.1	Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-63009, as filed with the Securities and Exchange Commission on July 23, 1998, and incorporated herein by reference (the "1998 Form S-8")
4.2	Amendment No. 1 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.2 to the 1998 Form S-8, and incorporated herein by reference
4.3	Amendment No. 2 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.3 to the 1998 Form S-8, and incorporated herein by reference
4.4	Amendment No. 3 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.4 to the 1998 Form S-8, and incorporated herein by reference
4.5	Amendment No. 4 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.5 to the 1998 Form S-8, and incorporated herein by reference
4.6	Amendment No. 5 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.6 to the 1998 Form S-8, and incorporated herein by reference
4.7	Amendment No. 6 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.7 to the 1998 Form S-8, and incorporated herein by reference

4.8	Amendment No. 7 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.8 to the 1998 Form S-8, and incorporated herein by reference
4.9	Amendment No. 8 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.9 to the 1998 Form S-8, and incorporated herein by reference
4.10	Amendment No. 9 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan, filed as Exhibit 4.10 to the 1998 Form S-8, and incorporated herein by reference
4.11
Zebra Technologies Corporation 1997 Non-Employee Director Stock Option Plan, filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference
4.12	Zebra Technologies Corporation 2001 Stock Purchase Plan
4.13
Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan, filed as Exhibit 10.18 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002, and incorporated herein by reference
4.14
Amendment No. One to the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan, filed as Exhibit 10.19 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002, and incorporated herein by reference
4.15
Form of Non-Qualified Stock Option Agreement under the Zebra Technologies Corporation 2002 Non-Employee Director Stock Option Plan, filed as Exhibit 10.20 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002, and incorporated herein by reference
4.16
Form of Stock Option Agreement under the Zebra Technologies Corporation 1997 Non-Employee Director Stock Option Plan, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, File No. 333-63009, as filed with the Securities and Exchange Commission on September 8, 1998, and incorporated herein by reference
4.17
Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3, File No. 333-33315, as filed with the Securities and Exchange Commission on August 11, 1997, and incorporated herein by reference
4.18
Certificate of Amendment of the Certificate of Incorporation of Zebra Technologies Corporation, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 29, 2002, and incorporated herein by reference
4.19	Bylaws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 33-41576 (the "S-1 Registration Statement"), and incorporated herein by reference
4.20	Amendment to Bylaws of the Company, filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference
4.21	Amendment to Bylaws of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002, and incorporated herein by reference

4.22	Amendment to Bylaws of the Company, filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 29, 2002, and incorporated herein by reference
4.23	Specimen stock certificate representing Class A Common Stock, filed as an Exhibit to the S-1 Registration Statement, and incorporated herein by reference
4.24
Rights Agreement, dated as of March 14, 2002, between the Company and Mellon Investor Services LLC, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on March 15, 2002, and incorporated herein by reference
5.1	Opinion of Katten Muchin Zavis Rosenman as to the legality of securities being registered (including consent)
5.2	Internal Revenue Service Determination Letter for the Profit Sharing Plan
23.1	Consent of KPMG LLP, independent public accountants, with respect to the Company's consolidated financial statements
23.2	Consent of KPMG LLP, independent public accountants, with respect to the Profit Sharing Plan's financial statements
23.3	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5)
24	Power of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings

        1.    The Company hereby undertakes:

        (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.    The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act or the plans' annual reports pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on December 20, 2002.

ZEBRA TECHNOLOGIES CORPORATION
By:	/s/ EDWARD L. KAPLAN Edward L. Kaplan Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Edward L. Kaplan, Charles R. Whitchurch and Matthew S. Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 2002.

Signature	Title

/s/ EDWARD L. KAPLAN Edward L. Kaplan	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
/s/ GERHARD CLESS Gerhard Cless	Executive Vice President, Secretary and Director
/s/ CHARLES R. WHITCHURCH Charles R. Whitchurch	Chief Financial Officer and Treasurer (principal financial and accounting officer)
/s/ JOHN W. PAXTON, SR. John W. Paxton, Sr.	President, Bar Code Business Unit, and Director
/s/ CHRISTOPHER G. KNOWLES Christopher G. Knowles	Director
/s/ DAVID P. RILEY David P. Riley	Director
/s/ MICHAEL A. SMITH Michael A. Smith	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Plan certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on December 20, 2002.

ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN
By:	/s/ EDWARD L. KAPLAN Edward L. Kaplan Plan Trustee

INDEX TO EXHIBITS

Exhibits	Description
4.12	Zebra Technologies Corporation 2001 Stock Purchase Plan
5.1	Opinion of Katten Muchin Zavis Rosenman as to the legality of the securities being registered (consent included)
5.2	Internal Revenue Service Determination Letter for the Profit Sharing Plan
23.1	Consent of KPMG LLP, independent public accountants, with respect to the Company's consolidated financial statements
23.2	Consent of KPMG LLP, independent public accountants, with respect to the Profit Sharing Plan's financial statements
23.3	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5)
24	Power of Attorney (included on the signature page of this registration statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
INDEX TO EXHIBITS